EXHIBIT  10.2

                           CHANGE IN CONTROL AGREEMENT


     THIS CHANGE IN CONTROL AGREEMENT (this "Agreement"), effective as of the 9th day of December, 2002 (the "Effective Date"), by and between THE EXCHANGE BANK, an Ohio state-chartered bank with its principal office located in Luckey, Ohio (the "Bank") and EXCHANGE BANCSHARES, INC., a holding company organized under the laws of the State of Ohio and registered under the Bank Holding Company Act of 1956 (the "Holding Company") (collectively, the Bank and the Holding Company referred to herein as the "Corporation"), and THOMAS E. FUNK, a resident of Ohio (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Employee is employed as the Vice President and Chief Financial Officer of the Corporation; and

     WHEREAS, the Boards of Directors of the Corporation recognize the possibility that a change in control of the Corporation may occur and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of key management personnel to the detriment of the Corporation and its shareholders; and

     WHEREAS, the Boards of Directors of the Corporation believe it is in the best interests of the Corporation to enter into this Agreement with the Employee in order to assure continuity of management of the Corporation and to reinforce and encourage the attention and dedication of the Employee to his assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Corporation; and

     WHEREAS, the Employee desires to enter into this Agreement in consideration of his consent to terminate that certain Employment Agreement by and between the Corporation and the Employee, dated June 17, 2002; and

     WHEREAS, the Boards of Directors of the Corporation have approved and authorized the execution of this Agreement with the Employee.

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto hereby agree as follows:

     1. TERM. The term of this Agreement shall commence on the Effective Date and shall terminate upon the earlier of (i) the date on which payment is made of the Change in Control Payment due to the Employee hereunder, or (ii) the date on which the Employee's employment by the Corporation comes to an end for any reason other than in conjunction with a Change in Control as described herein.

2.     CHANGE  IN  CONTROL  PAYMENT.
     A. CAUSE FOR PAYMENT. Upon the occurrence of a Change in Control and for a period of one year thereafter, or in the event that during the 120 days prior to a Change in Control either (i) the Employee is involuntarily terminated by the Corporation for any reason other than Cause (as defined below), or (ii) the Employee voluntarily terminates his employment for any reason, the Corporation shall provide a Change in Control Payment to the Employee as set forth below. A "Change in Control" for the purposes of this Agreement shall mean (i) the consolidation, merger or other business combination of the Corporation wherein the Corporation is not the surviving entity, (ii) the transfer of all or substantially all of the assets of the Corporation to a third party, or (iii) the purchase by a person, entity, or an affiliated group of persons or entities of 50% or more of the outstanding voting shares of the Corporation. For the purposes of this Agreement, "Cause" shall mean (i) commission of a willful act of dishonesty in the course of the Employee's duties; (ii) conviction by a court of competent jurisdiction of a crime constituting a felony or conviction with respect to any act involving fraud or dishonesty; (iii) the Employee's continued, habitual intoxication or performance under the influence of controlled substances during working hours, after the Corporation shall have provided written notice to the Employee and given the Employee ten days within which to commence rehabilitation with respect thereto, and the Employee shall have failed to promptly commence and diligently continue such rehabilitation; (iv) frequent or extended, and unjustifiable (not as a result of incapacity or disability) absenteeism which shall not have been cured within 30 days after the Corporation shall have advised the Employee in writing of its intention to terminate the Employee's employment in the event such condition shall not have been cured; or (v) the Employee's willful and continued personal misconduct, action, inaction, inability or refusal to perform his duties and responsibilities, if (A) the Corporation shall have given the Employee prior written notice of the reason therefor and (B) a period of 30 days following receipt by the Employee of such notice shall have lapsed and the matters which constitute or give rise to such Cause shall not have been cured or eliminated by the Employee; provided, however, that if such matters are of a nature that the same cannot be cured or eliminated within such 30 day period, such period shall be extended for so long as the Employee shall be endeavoring diligently and in good faith to cure or eliminate such matters.

B. AMOUNT OF CHANGE IN CONTROL PAYMENT. The Change in Control Payment shall be a lump sum payment equal to 2.99 times the Employee's annual salary as of the effective date of the Change in Control.

C. TIMING OF CHANGE IN CONTROL PAYMENT. The Change in Control Payment shall be paid to the Employee not later than the earlier of (i) 30 days after the effective date of the Change in Control, or (ii) 30 days after the date of termination of the Employee's employment if such termination occurs after the effective date of the Change in Control.

     3. OTHER BENEFITS. The Change in Control Payment described in this Agreement shall be in addition to any other retirement or other benefits payable to the Employee under any plan, fund or program maintained by the Corporation.

     4. SUCCESSOR. The Corporation will require any successor as the result of a Change in Control to assume expressly and to agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform hereunder. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of the Change in Control shall be a breach of this Agreement and shall entitle the Employee to the Change in Control Payment from the Corporation in the same amount and on the same terms as the Employee would be entitled to hereunder upon the occurrence of a Change in Control.

     5.     MISCELLANEOUS.

          A. OBLIGATION OF THE CORPORATION. The Corporation, and not the Boards of Directors of the Corporation or any member thereof, shall be liable for any and all claims made in connection with this Agreement and for any and all payments to which the Employee may be entitled under this Agreement. The Agreement shall be unfunded.

          B. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of the Employee, and the successors and assigns of the Corporation, except that the Employee may not assign this Agreement.

          C. MODIFICATION. This Agreement may not be changed, amended, or modified except by a writing signed by both parties.

          D. NOTICES. Any notice, request, demand, waiver, consent, approval, or other communication which is required to be or may be given under this Agreement shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by a commercially reputable overnight delivery service, delivery charges prepaid, to the parties at the addresses set forth herein or to such other address as either party may designate from time to time by notice to the other party sent in like manner.

          E. GOVERNING LAW. This Agreement constitutes the entire agreement between the parties and shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed solely within such state.

          F. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the construction or interpretation of this Agreement.

          G. NO MITIGATION. The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.

          H. CONFIDENTIALITY. This Agreement shall be confidential, and the Employee agrees not to disclose the existence of this Agreement or its terms to anyone other than the Employee's attorney and the Employee's financial and tax advisors.

     IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed as of the Effective Date.


EXCHANGE  BANCSHARES,  INC.                         EMPLOYEE


By:  /s/Marion  Layman                              /s/Thomas  E.  Funk
       Marion  Layman                               Thomas  E.  Funk
Name:  Marion  Layman

Title:  Chairman